HEMACARE CORPORATION
                             EXHIBIT 11
              Basic and Diluted Net Income Per Share


                                    Three Months Ended        Nine Months Ended
                                       September 30,            September 30
                                    ----------------------    ----------------------
                                       2001        2000          2001         2000
                                    ----------  ----------    ----------   ---------

           BASIC

Weighted average common shares
 used to compute basic earnings
 per share........................  7,541,024   7,583,699     7,509,358    7,569,356
                                    ==========  ==========    ==========   ==========

              Net income..........  $   5,000   $ 301,000     $ 377,000    $ 952,000
                                    ==========  ==========    ==========   ==========

Basic net income per share........  $    0.00   $    0.04     $    0.05    $    0.13
                                    ==========  ==========    ==========   ==========

           DILUTED

Weighted average common shares
 used to compute basic earnings
 per share........................  7,541,024   7,583,699     7,509,358    7,569,356

Dilutive preferred equivalent
 shares...........................          -     500,000             -      500,000

Dilutive common equivalent shares
 attributable to stock options
 (based on average market price)..    834,762     761,289       698,224      752,984

Dilutive common equivalent shares
 attributable to warrants
 (based on average market price)..     50,788      40,532        39,402       69,929
                                    ----------   ---------    ----------    ---------

Weighted average common shares
 and equivalents used to
 compute diluted earnings
 per share........................  8,426,574    8,885,520     8,246,984    8,892,269
                                    ==========   ==========    ==========   ==========

               Net income.........  $   5,000    $ 301,000     $ 377,000    $ 952,000
                                    ==========   ==========    ==========   ==========

Diluted net income per share......  $    0.00    $    0.03     $    0.05    $    0.11
                                    ==========   ==========    ==========   ==========